SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 25, 2008

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 2.02 Results of Operations and Financial Condition

On July 25, 2008, First Financial Northwest, Inc. issued its earnings release for the quarter ended June 30, 2008. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated July 25, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: July 25, 2008	By:/s/Victor Karpiak
Victor Karpiak
President and Chief Executive Officer

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Exhibit 99.1

**For Immediate Release**

For more information, contact:
Victor Karpiak: (425) 255-4400

FIRST FINANCIAL NORTHWEST, INC.
REPORTS SECOND QUARTER 2008 NET INCOME OF $2.2 MILLION, OR $0.10 PER SHARE

Renton, Washington – July 25, 2008- First Financial Northwest, Inc. (the “Company”) (Nasdaq: FFNW), the holding company for First Savings Bank Northwest (“Bank”), announced today that net income for the second quarter ended June 30, 2008 was $2.2 million or $0.10 per share as compared to net income of $2.0 million for the quarter ended June 30, 2007, a 13.3% increase.  For the six months ended June 30, 2008, net income was $6.7 million or $0.32 per share as compared to net income of $3.7 million for the same period in 2007.  The Company became a public company on October 9, 2007 in connection with the completion of its mutual to stock conversion. Mr. Victor Karpiak, Chairman of the Board, President and Chief Executive Officer of the Company, stated, “During the second quarter we experienced continued growth in our loan portfolio.  Based on this growth and management’s assessment of factors affecting the loan portfolio, our allowance for loan loss was increased by $445,000.  Net income for the quarter remained strong even with the $623,000 charge taken during the quarter for the other-than-temporary impairment to one of our investments. This has been a challenging market to operate in.  We are committed to remaining well capitalized and making prudent decisions to enhance shareholder value while maintaining solid credit quality.”

Net interest income for the quarter ended June 30, 2008, increased $3.1 million, or 63.6%, to $8.0 million compared to $4.9 million for the same period in 2007.  Total interest income for the second quarter of 2008 increased $1.0 million, or 6.2%, to $17.1 million as compared to the quarter ended June 30, 2007.  Interest income from loans accounted for $1.5 million of the increase, which was partially offset by a decrease in interest income on investments of $551,000.  The decline in investment interest income was attributable to the sale of a majority of our tax-exempt securities in January 2008.  Average interest-earning assets increased $154.2 million to $1.2 billion in the second quarter 2008 compared to $998.0 million in the same period of fiscal 2007 as a result of proceeds from the stock offering conducted in connection with the mutual stock conversion. The yield on interest-earning assets declined to 5.94% at June 30, 2008 from

6.45% at June 30, 2007, principally as a result of the general decline in interest rates.  Interest expense for the quarter decreased $2.1 million, or 19.1% to $9.0 million compared to $11.1 million for the same period in 2007.  During the second quarter, the Bank continued to experience the benefits of a declining interest rate environment for its funding sources.  The cost of funds decreased to 4.15% for the quarter ended June 30, 2008 from 4.82% for the same period in 2007.  The interest rate spread for the quarter ended June 30, 2008 was 1.79% compared to 1.63% for the same quarter in 2007.  The net interest margin for the quarter ended June 30, 2008, which represents the ratio of net interest income to average interest-earning assets, was 2.80%, an increase of 82 basis points, from the 1.98% net interest margin for the quarter ended June 30, 2007.  Net interest income for the six months ended June 30, 2008 was $16.2 million, an increase of $6.6 million, or 68.5%, from $9.6 million from the same period in 2007.  The interest rate spread and net interest margin for the first six months of 2008 were 1.81% and 2.85%, respectively, an increase from 1.61% and 1.95% for the comparable periods in 2007.

During the quarter ended June 30, 2008, management evaluated the adequacy of the loan loss reserve and concluded that an additional provision of $445,000 was needed for the quarter. The loan loss provision was $375,000 for the quarter ended June 30, 2007.  The increase in the loan loss provision was primarily attributable to the growth in the portfolio and the current economic environment.  For the six months ended June 30, 2008, the loss provision was $445,000 compared to $975,000 for the same period in 2007.

Noninterest income decreased $552,000 during the second quarter of 2008 compared to the same quarter in 2007. The decrease was primarily attributable to a $623,000 non-cash charge for an other-than-temporary impairment in the investment in the AMF Ultra Short Mortgage Fund.  For the six months ended June 30, 2008, noninterest income was $870,000 compared to $89,000 for the same period in 2007.  This increase was the result of a $1.4 million gain on the sale of tax-exempt securities during January 2008, offset by the $623,000 non-cash charge in the second quarter.

Noninterest expense increased $1.8 million, or 88.0%, for the second quarter of 2008 to $3.8 million as compared to the same quarter in 2007.  The increase in the second quarter of 2008 was attributable to a $919,000 increase in salary and employee benefits.  This increase was due to a general increase in salaries coupled with an increase in staffing levels over the past year.  Included in employee benefits expense for the second quarter was the additional expense of the Employee Stock Ownership Plan of $429,000, which did not exist in the second quarter of 2007.  Professional fees increased $515,000 in the second quarter of 2008 compared to the quarter ended June 30, 2007, primarily as a result of the Company incurring expenses related to the additional reporting requirements and internal control compliance required by its conversion to a publicly held Company.  Other general and administrative expenses increased $298,000 to $639,000 for the quarter ended June 30, 2008 from $341,000 for the quarter ended June 30, 2007 as a result of additional regulatory and investor relations expenses.  For the six months ended June 30, 2008, noninterest expense increased $2.9 million, or 73.8%, to $6.7 million compared to $3.8 million for the same period in 2007.  The increase in the six months ended June 30, 2008 from the same period in 2007 is attributable to increases to salary and employee benefits and additional expenses for reporting requirements and internal control compliance related to being a publicly owned company.

At June 30, 2008, total assets remained relatively unchanged from March 31, 2008 at $1.2 billion.  Investments available for sale increased $31.5 million to $178.0 million and net loans receivable increased $36.8 million to $960.0 million at June 30, 2008 compared to March 31, 2008.  These increases were offset by a decrease in interest-bearing deposits of $71.9 million.   In addition, during the second quarter of 2008, an other-than-temporary impairment charge reduced the investment portfolio by $623,000.  Loan originations for the quarter totaled:  $46.7 million in one-to-four family mortgages; $12.8 million and $5.1 million in commercial real estate and multifamily residential mortgages, respectively; and $4.3 million in consumer loans. We also originated $12.4 million in construction/land development loans through our commercial lending division. The following table presents a breakdown of our loan portfolio:

	At June 30,		At December 31,
	2008		2007
	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real Estate:
One-to-four family residential	$478,987	44.96%	$424,863	42.45%
Multifamily residential	78,485	7.37	76,039	7.60
Commercial	218,941	20.55	204,798	20.46
Construction/land development	277,455	26.04	288,378	28.82
Total real estate	1,053,868	98.92	994,078	99.33

Consumer
Home equity	11,301	1.06	6,368	0.64
Savings account	143	0.01	127	0.01
Other	121	0.01	177	0.02
Total consumer	11,565	1.08	6,672	0.67

Total loans	1,065,433	100.00%	1,000,750	100.00%

Less:
Loans in process	93,841		108,939
Deferred loan fees	2,756		3,176
Allowance for loan losses	8,416		7,971

Loans receivable, net	$960,420		$880,664

At June 30, 2008, nonaccrual loans and loans over 90 days past due totaled $31.7 million.  These loans represented 2.98% of total loans and 2.65% of total assets at the end of the second quarter 2008.  Of these loans, $29.6 million represent loans to one builder for projects secured by real estate in King, Pierce and Thurston counties.  These loans are to a builder of entry level homes, whose sales have been impacted by the current credit tightening as first time home purchasers generally have lower credit scores and a minimal amount of equity to finance the purchase.

 Mr. Karpiak indicated that, “We continue to monitor the current economic conditions affecting our loan portfolio and its related impact on our builder relationships.  These borrowers typically rely on steady cash flows to manage their businesses.  A deterioration in our customers’ cash flow, coupled with the continued softening in the economy, could result in higher delinquency rates which would require us to add to our loan loss reserve in future periods. ”

Total liabilities decreased $5.3 million, or 0.60%, to $882.2 million at June 30, 2008 from $887.5 million at March 31, 2008. This decline was a combination of decreases in deposits of $1.0 million, advance payments from borrowers for property taxes of $1.8 million and the Bank’s federal income taxes payable of

$1.8 million from the quarter ended March 31, 2008.  Both real estate property taxes for customers and the Company’s estimated federal income tax payment were made in April 2008, causing the decreases.

Total equity of the Company declined $1.4 million, or 0.46%, to $314.0 million at June 30, 2008 from $315.4 million at March 31, 2008. This decrease was primarily the result of the decline in the value of our available for sale investment portfolio due to current market conditions of $2.5 million and the payment of a cash dividend totaling $1.6 million during the quarter.  These decreases were offset by net income for the quarter ended June 30, 2008 of $2.2 million.

First Financial Northwest, Inc. is a Washington corporation headquartered in Renton, Washington. It is the parent company of First Savings Bank Northwest; a Washington chartered stock savings bank that was originally organized in 1923. The Company serves the Puget Sound Region of Washington that includes King, Snohomish and Pierce counties, through its full-service banking office. The Company is part of the America’s Community Bankers NASDAQ Index as well as the Russell 3000 Index. For additional information about the Company and the Bank, please visit our website at www.fsbnw.com and click on the “Investor Relations” section.

Forward-looking statements:

This press release  contains statements that the Company believes are “ forward-looking statements.”. These statements relate to the Company's financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Office of Thrift Supervision and our bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and  technological factors affecting our operations; pricing,  products and services; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30,	December 31,
Assets	2008	2007

Cash on hand and in banks	$4,000	$3,675
Interest-bearing deposits	526	787
Federal funds sold	4,870	7,115
Investments available for sale	177,978	119,837
Investments held to maturity (fair value
of $0 and $81,545)	—	80,410
Loans receivable, net of allowance of $8,416 and $7,971	960,420	880,664
Premises and equipment, net	13,007	13,339
Federal Home Loan Bank stock, at cost	4,850	4,671
Accrued interest receivable	5,220	5,194
Deferred tax assets, net	7,677	7,093
Goodwill	14,206	14,206
Prepaid expenses and other assets	3,418	3,897
Total assets	$1,196,172	$1,140,888
Liabilities and Stockholders' Equity

Deposits	$764,244	$729,494
Advances from the Federal Home Loan Bank	110,000	96,000
Advance payments from borrowers for taxes
and insurance	3,714	2,092
Accrued interest payable	119	132
Federal income tax payable	55	726
Other liabilities	4,047	3,158
Total liabilities	882,179	831,602

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.01 par value; authorized 10,000,000
shares, no shares issued or outstanding	—	—
Common stock, $0.01 par value; authorized 90,000,000
shares; issued and outstanding 22,852,800
at June 30, 2008 and December 31, 2007	229	229
Additional paid-in capital	224,166	224,181
Retained earnings, substantially restricted	107,874	102,769
Accumulated other comprehensive loss, net	(2,194)	(1,180)
Unearned Employee Stock Ownership Plan (ESOP) shares	(16,082)	(16,713)
Total stockholders' equity	313,993	309,286
Total liabilities and stockholders' equity	$1,196,172	$1,140,888

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Dollars in thousands, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2008		2007	2008		2007
Interest income
Loans, including fees	$14,928		$13,445	$29,997		$26,144
Investments available for sale	1,774		1,516	3,123		3,120
Tax-exempt investments available for sale	144		—	448		—
Investments held to maturity	—		73	—		146
Tax-exempt investments held to maturity	—		880	—		1,762
Federal funds sold and interest bearing deposits with banks	220		179	756		390
Dividends on Federal Home Loan Bank stock	36		7	47		12
Total interest income	$17,102		$16,100	$34,371		$31,574
Interest expense
Deposits	8,016		8,846	16,095		17,554
Federal Home Loan Bank advances	1,021		2,324	2,050		4,390
Total interest expense	$9,037		$11,170	$18,145		$21,944
Net interest income	8,065		4,930	16,226		9,630
Provision for loan losses	445		375	445		975
Net interest income after provision for loan losses	$7,620		$4,555	$15,781		$8,655
Noninterest income (loss)
Net gain on sale of investments	10		—	1,383		—
Other-than-temporary impairment loss on investments	(623)		—	(623)		—
Other	120		59	110		89
Total noninterest income (loss)	$(493)		$59	$870		$89
Noninterest expense
Salaries and employee benefits	2,192		1,273	3,953		2,245
Occupancy and equipment	290		276	584		525
Professional fees	552		37	847		167
Data Processing	113		87	226		223
Other general and administrative	639		341	1,062		678
Total noninterest expense	$3,786		$2,014	$6,672		$3,838
Income before provision for federal income taxes	3,341		2,600	9,979		4,906
Provision for federal income taxes	1,119		638	3,285		1,186
Net income	$2,222		$1,962	$6,694		$3,720
Basic earnings per share (1)	$0.10	$	N/A	$0.32	$	N/A
Diluted earnings per share (1)	$0.10	$	N/A	$0.32	$	N/A

(1) The Company completed its mutual to stock conversion on October 9, 2007.

FIRST FINANCIAL NORTHWEST, INC. AND SUBSIDIARIES
Key Financial Ratios
(Unaudited)

	At or For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Performance Ratios:
Return on assets (1)	0.74%	0.75%	1.13	0.72%
Return on equity (2)	2.88	7.20	4.33	6.93
Equity-to-assets ratio (3)	25.77	10.45	26.04	10.41
Interest rate spread (4)	1.79	1.63	1.81	1.61
Net interest margin (5)	2.80	1.98	2.85	1.95
Tangible equity to tangible assets (6)	25.36	8.65	25.36	8.65
Average interest-earning assets to
average interest-bearing liabilities	132.32	107.67	132.57	107.56
Efficiency ratio (7)	50.00	40.36	39.03	39.49
Noninterest expense as a percent of
average total assets	1.26	0.77	1.12	0.74

Capital Ratios (8):
Tier 1 leverage	-	8.50	-	8.50
Tier 1 risk-based	-	12.32	-	12.32
Total risk-based	-	12.73	-	12.73

Asset Quality Ratios:
Nonaccrual and 90 days or more past
due loans as a percent of total loans	2.98	0.01	2.98	0.01
Nonperforming assets as a percent
of total assets	2.65	0.01	2.65	0.01
Allowance for losses as a percent of
total loans receivable	0.79	0.33	0.79	0.33
Allowance for losses as a percent of
nonperforming loans	26.52	4,829.51	26.52	4,829.51
Net charge-offs to average loans
receivable, net	-	-	-	-

(1)	Net income divided by average total assets.
(2)	Net income divided by average equity.
(3)	Average equity divided by average total assets.
(4)	Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(5)	Net interest margin, otherwise known as net yield on
interest-earning assets, is calculated as net interest income divided by average interest-earning assets.
(6)	Tangible equity is equity less goodwill and other
intangible assets.
(7)	The efficiency ratio represents the ratio of noninterest
expense divided by the sum of net interest income
and noninterest income
(8)	Capital ratios are for First Savings Bank only.

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